Term Loan Agreement
(850,000,000 yen)

Borrower:	NeoPhotonics Semiconductors GK
Arranger and Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd
Lender:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. The Yamanashi Chuo Bank, Ltd. [ ]
January 24, 2018

Table of contents

Article 1 (Definitions)
Article 2 (Rights and obligations of the Lender)
Article 3 (Use of Funds)
Article 4 (Preconditions for execution of individual loan)
Article 5 (Execution of the Loan)
Article 6 (non-execution of an individual loan)
Article 7 (Additional costs and illegality)
Article 8 (repayment of principal)
Article 9 (Interests)
Article 10 (Early repayment)
Article 11 (Delinquency charges)
Article 12 (Agent Fees)
Article 13 (Costs and expenses and taxes and public dues)
Article 14 (Fulfilment of the Borrower's liabilities)
Article 15 (Allocation to Lenders)
Article 16 (Representation and warranty by the Borrower)
Article 17 (Undertakings by the Borrower)
Article 18 (Situation leading to the loss of benefit of terms)
Article 19 (offsets, execution of the permissible lien and voluntary sell-off)
Article 20 (Arrangements between the Lenders and the Agent)
Article 21 (Rights and Obligations of the Agent)
Article 22 (Resignation and dismissal of the Agent)
Article 23 (collective decision of the majority of Lenders)
Article 24 (Alteration to the Agreement)
Article 25 (Transfer of position)
Article 26 (Transfer of loan credit etc.)
Article 27 (Collection from third party etc.)
Article 28 (General provisions)
Annexed Table 1 (List of Parties)
Annexed Table 2 (Repayment Schedule)
Annex 1 (Confirmation)
Annex 2 (Receipt)
Annex 3 (Conditions restricting provision of security etc. and compliance report pertaining to conditions for collection from a third party)

Term Loan Agreement

NeoPhotonics Semiconductors GK (the "Borrower"), the financial institution listed in the "Lender" column in Table 1 annexed to the Agreement (financial institutions are referred to as "Lender" hereafter), and The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as the Agent (the "Agent") agree as follows ("the Agreement") as of January 24, 2018.
Article 1. (Definitions)
Each of the term listed has the following meaning in the Agreement as defined below unless the context clearly dictates otherwise.
1. "Business day" refers to any day other than those designated as a bank holiday under the laws and regulations etc. of Japan.
2. "Agency service" refers to a service set out in terms and conditions of the Agreement that all Lenders have contracted to the Agent on behalf all the Lenders.
3. "Agent account" refers to the current deposit account held by the Agent at the Bank of Tokyo-Mitsubishi UFJ, Ltd. Tokyo Main Office (account number: 0041097 in the name of syndicate loan account, the Bank of Tokyo-Mitsubishi UFJ, Ltd. or another account which is specified from time to time by the Agent and notified to the Borrower and the Lenders.
4. "Agent fees" refer to commissions that are paid by the Borrower to the Agent as agreed separately between the Borrower and the Agent.
5. "Parent company", "subsidiary" and "affiliated companies" are as defined in Article 8 of the rules pertaining to terms, forms and preparation method used in financial statements.
6. "Loan amount" refers to 850,000,000 yen loan that is scheduled to be loaned on the execution date.
7. "Lending obligation" refers to the obligation for the Lender to loan monies to the Borrower as set out in Article 2, Paragraph 2.
8. "Loan credit" refers to the credit pertaining to an individual loan.
9. "Situation rendering lending impossible" refers to ① act of god, war, terrorist attack, ② non-availability of or problems with electricity, communication or various payment methods, ③ situation that renders it impossible to make a yen-denominated lending transaction that occurred on Tokyo interbank market, ④ other situations for which the Lender is not responsible, as determined by the majority of Lenders who have become unable to execute this lending (if it is difficult for the majority of Lenders to come to a collective decision, then it shall be as determined by the Agency).
10. "Reference interest rate" for each interest calculation period refers to the 3-months' Japanese yen TIBOR interest (Telerate 17097 page or its successor page) published by JBA Tibor Administration at or as close as possible to but after 11:00 am two business days prior to the date of commencement of the relevant interest calculation period. However, if for some reason the relevant interest rate is not published, it shall be the interest rate (expressed as an annual rate) determined reasonably by the Agent as the offer rate for yen-denominated loan transaction for three months on Tokyo interbank market at or as close as possible to but before 11:00 am two business days prior to the date of commencement of the relevant interest calculation period. However, if the relevant interest rate is below 0%, then it shall be 0%.

11.
"Principal repayment date during the term" refers to each date specified in the "principal repayment date" specified as the date for repaying the principal listed in the "principal repayment amount" column in the repayment schedule in Table 2 annexed to the Agreement (except for the expiry date. If the relevant date is not a business day, it shall be the next business day, and if the relevant next business day will be in the next month, then it shall be the previous business day).

12. The "permissible lien" collectively refers to (a) the revolving mortgage that has already been set up against the Borrower's assets at the time of entering into the Agreement, and includes the loan credit under the Agreement in the secured credit, (b) (including but limited to cases agreed in writing in advanced by all the Lenders and the Agent) in accordance with the provisions of Article 17, Paragraph 2,the lien that has been set by the Borrower where the loan credit under the Agreement is a secured credit or included in the secured credit, and (c) the lien under the provisions of regulations on the right of first refusal or the right of lien etc.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

13. "Calculation documents etc." refer to those set out in ① to ④ below.
① Calculation documents pertaining to each business year as set out in Companies Act Article 435, Paragraph 2 (referring to the balance sheet, profit and loss statement and the Statement of changes in shareholder equity etc. as provided for in Article 59, Paragraph 1 of the Rules of Corporate Accounting and individual table of notes) and business reports
② The interim calculation documents actually produced as set out in Article 441, Paragraph 1 of Companies Act (referring to the balance sheet as of the interim accounting date as defined in the same Paragraph and the profit and loss statement pertaining to the period from the first day of the business year to the interim accounting date to which the applicable interim accounting date belongs)
③ Applicable consolidated calculation documents and other consolidated calculation documents pertaining to each business year as set out in Article 444, Paragraph 1 that were actually produced if consolidated calculation documents pertaining to each business year as set out in Article 441, Paragraph 1 of Companies Act under the provisions of Article 444, Paragraph 3 of the same Act (referring to the consolidated balance sheet, consolidated profit and loss statement and the consolidated statement of changes in shareholder equity etc. and the consolidated as provided for in Article 61 of the Rules of Corporate Accounting and consolidated table of notes. Same below.) if they are mandated.
④ Consolidated and non-consolidated balance sheet, profit and loss statement, Statement of changes in shareholder equity and table of notes that have actually been produced
14. "Taxes and public dues" refer to income tax, corporation tax, other taxes etc., and any public taxes and dues.
15. "Individual loan" refers to a loan that is executed by each Lender in accordance with the lending obligation.
16. "Individually loaned money" refers to the money loaned by a Lender to the Borrower through an individual loan, and the "amount of individually loaned money" refers to the amount stated as the "amount of individually loaned money" in the column for the relevant Lender in Table 1 annexed to the Agreement for each Lender.
17. "Unpaid individual loan" refers to all monies that the Borrower has the duty to pay based on the Agreement, including the principal, interests, delinquency charges, settlement money and others.
18. "Participation percentage" refers to the percentage of the amount of individually loaned money pertaining to the relevant Lender against the loan amount before the execution of the loan, and refers to the percentage of unpaid individual loan for each Lender out of the unpaid individual loan for all the Lenders based on the percentage of the principal after the execution of the loan.
19. The "execution date" refers to January 29, 2018.
20. The "repayment deadline" refers to 10:30 am on the relevant repayment due date if there is a specified due date under the Agreement.
21. The "syndicate account" refers to the ordinary deposit account held by the Borrower at the Bank of Tokyo-Mitsubishi UFJ, Ltd. Hachioji Branch (account number: 0494084 in the name of NeoPhotonics Semiconductors GK) or the account which was opened at the head office or a branch of the Bank of Tokyo-Mitsubishi UFJ, Ltd. by the Borrower and approved by the Agent.
22. The "spread" refers to 1.00% per annum.
23. The "settlement money" refers to the amount calculated by multiplying the principal amount that was repaid or offset by the difference between the reinvestment interest rate and the applicable interest rate and the number of actual days in the remaining period, if the reinvestment interest rate is below the applicable interest rate for the interest calculation period to which the date of applicable principal repayment date or offset belongs, in case a repayment or offset of the principal of an individual loan is made on a date other than an interest payment date. However, the amount shall be in the range that does not violate the laws and regulations etc. The "remaining period" refers to the period from the date of the repayment or offset until the next interest payment date, and the "reinvestment interest rate" refers to the rate that the Lender has reasonably determined as the interest rate on the assumption that the amount of the repaid or offset principle would be reinvested in Tokyo interbank market for the remaining period. Further, the settlement money shall be calculated daily based on 365 days per year, not including the last day of the yearly period, the division is carried out last, and it shall be rounded down to the nearest yen.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

24. "All Lenders" refer collectively to all of the Lenders before the execution of the loan, and refer collectively to all the Lenders with the right to request payment for the unpaid individual loan from the Borrower.
25. "Cost increase" refers to an increase in applicable loan costs (based on the amount calculated reasonably by the applicable Lender) due to ① enactment, abolition or amendment of a regulation or change to its interpretation or operation, ② establishment or increase of reserves, or ③ when the loan costs incurred by a Lender under the Agreement has increased due to changes to accounting rules or operations (however, it excludes the increase due to changes to the taxable income of the applicable Lender.)
26. "Lender who incurred increased costs" refers to a Lender who has incurred increased costs.
27. "Damages etc." refers to damages, losses, costs etc. (including attorneys' fees).
28. "Majority of Lenders" refers to a single or multiple Lenders with the total of at least 66.7% of participation percentage as of the collective decision reference time point. The "collective decision reference time point" refers to the time when the Agent receives the notice set out in Article 23, Paragraph 1 Item 1 when it is determined by the Lenders that a situation requiring an instruction by majority of Lenders, and if the Agent itself determines that an collective decision would be required, then it refers to the time when the Agent issues a notice set out in Article 23, Paragraph 2.
29. "Advance payment costs" refers to the amount calculated by the procurement interest rate and the actual number of days in the advance payment period on the amount of advanced payment in case the Agent has made an advance payment. The "advance payment period" refers to the period from the date the advance payment was made by the Agent until the date the Agent receives the amount pertaining to the applicable advance payment from the Lender or the Borrower, and the "procurement interest rate" refers to the interest rate determined reasonably by the Agent as the rate that the amount of advance payment was procured for the period of advancement. Further, the advance payment costs would be calculated daily based on 365 days per year, not including the last day of the yearly period, the division is carried out last, and it shall be rounded down to 1 yen.
30. "Advance payment" refers to the payment made by the Agent to the Lender in relation to the repayment to be made by the Borrower on the repayment deadline for the amount paid by the Agent to the Lender that corresponds to the amount that should be allocated to a Lender in accordance with Article 15, Paragraph 1 to 5 prior to repayment from the Borrower. The Lender or the Borrower shall not object to the Agent making an advance payment on their behalf whatsoever.
31. "Qualified transferee" refers to a Lender as of the date of entering into the agreement, a person operating a banking business that is licensed under the Japanese Bank Act or Long Term Credit Bank Act, a person operating a life insurance business or a general insurance business with a life insurance business license or a general insurance license business under the Japanese Insurance Business Act, or a shinkin bank, shinkin chuo bank, a labor bank, a rokinren bank, a prefectural credit federation of agricultural co-operatives, agricultural and forestry central bank, cooperative credit association, a national federations of credit co-operatives, a mutual insurance federation of agricultural cooperative, and Shoko Chukin Bank Limited, and a trust company under the provisions of the Trust Business Act, and leasing companies that is registered under Article 3 Paragraph 1 of the Money Lending Business Act.
32. "Applicable interest rate" refers to the interest rate calculated by adding a spread to the reference interest.
33. "Repayment date" refers to the principal repayment date during the term and the expiry date in relation to the principle of the loan, and it refers to each payment date in relation to interests which is the end of each interest calculation period, and the date specified as requiring payment in accordance with the agreement in relation to any other monies.
34. "Reports etc." refer to reports such as securities report, semi-annual reports, quarterly reports, interim reports and amended reports etc.
35. "Laws and regulations etc." refer to treaties, acts of law, regulations, decrees, ordinances, rules, notices, judgments, determinations, arbitration judgments, rulings and policies of relevant authorities.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

36. "Loan" refers to all the individual loans collectively.
37. "Expiry date" is January 29, 2025 (however, if the relevant date is not a business day, it shall be the next business day, and if the relevant next business day will be in the next month, then it shall be the previous business day).
38. "Transferee" refers to the person to whom the loan credit is transferred in accordance with Article 26, Paragraph 1.
39. "Transferor" refers to the person transferring the loan credit in accordance with Article 26, Paragraph 1.
40. "Interest calculation period" refers to the period from the date of execution to the first interest payment date for the first period and the period from the date of interest payment until the date of the next repayment for the second period onwards.
41. "Interest payment date" is the date on which the interest is paid, and it is the last day of January, April, July and October each year during the period from the day after the date of execution and the expiry date, and the expiry date (however, if the applicable interest payment date is not a business day, it shall be the next business day, and if the relevant next business day will be in the next month, then it shall be the previous business day).
Article 2 (Rights and obligations of the Lender)
(1) Unless otherwise provided for in the Agreement, the Lender is able to exercise its rights under the Agreement individually and independently.
(2) The Lender shall lend to the Borrower the amount of the individually loaned money pertaining to the Lender.
(3) Unless otherwise provided for in the Agreement, the obligations of the Lender under the Agreement are individual and independent, and the Lender shall not have its obligations waived on the basis that another Lender is not fulfilling its relevant obligations. Further, the Lender shall not be held liable in any way for another Lender's failure to fulfil its obligations under the Agreement.
(4) Should a Lender fail to make the individual loan on the exercise date in violation of its lending obligations, the Lender shall immediately compensate for all the damages etc. incurred by the Borrower due to such failure to fulfill its lending obligations as soon as requested by the Borrower. However, such compensations to the Borrower for such damages etc. shall be limited to the amount corresponding to the interests and other costs that the Borrower needed to pay during the period from the date of execution (including the date of execution itself) and the first interest payment date (not including the date itself) or would have needed to pay minus the interests and other costs that the Borrower would have needed to pay from the date of execution (including the date of execution itself) and the first interest payment date (not including the payment date itself) had the individual loan been provided on the execution date.
Article 3 (Use of Funds)
The Borrower shall only use the monies procured through this Loan for funding the facilities (funds for obtaining machinery for the core parts manufacturing line (the "machinery") and payment for various related expenses (including for covering the applicable funds that have already been expended)(the Borrower's project for implementing and operating various machinery for the core parts manufacturing line including the machinery is called "the project" hereafter). The Agent and none of the Lenders has any obligation to supervise or evaluate the actual purpose for which the funds from the Loan are used.
Article 4 (Preconditions for execution of individual loan)
Each Lender shall execute their individual loan on condition that all of the criteria set out in each of the following item are met on the execution date (regardless of whether the notification under Article 6, Paragraph 1 has been provided). Determination as to whether the relevant criteria has been met or not shall be made by each Lender, and other Lenders and the Agent shall not be responsible whatsoever for the decision made by other Lenders or non-execution of an individual loan.
① No situation rendering the lending impossible has occurred.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

② All matters stated in items under Article 16 are true and accurate.
③ The Borrower has not breached any of the terms and conditions of the Agreement and there is no risk that there will be any breach after the execution date.
④ The Borrower submits to the Agent all of the following documents on the date of entering the Agreement and the Agent and all the Lenders are satisfied with their contents.
(a) The certified seal of the representative of the Borrower whose name will be on the Agreement and shall be the signing it (however, it must have been issued within three months of the date of entering into the Agreement)
(a) An official copy of the commercial register, certificate of all current matters, or certificate of all historical records (however, it must have been issued within three months of the date of entering into the Agreement)
(c) A certified copy of the Articles of Incorporation of the Borrower
(d) Notification of the seal or signature of the Borrower in the format specified by the Agent

(e)
A confirmation document in the format specified in Annex 1 of the Agreement (a document proving that all the required procedures that are required under the regulations and the Borrower's internal rules in relation to entering into the Agreement and the borrowing under the Agreement have been completed, which has been verified by an authorized officer)

(f) Business plan pertaining to the Project (including but not limited to the work schedule and financial planning) (the "Business Plan")
(g) Materials showing the costs involved in acquiring the Machinery (scheduled amount of payment)
(h) Materials confirming the purpose of the fund usage as set out in Article 3 (including but not limited to invoices and quotations)
Article 5 (Execution of the Loan)
(1) The Lenders shall pay the amount of the individually loaned money to the syndicate account on the date of execution if no notification under Article 6, Paragraph 1 has been made and all of the criteria set out in items in the preceding Article are met (however, the Lender shall complete the process of transferring the money into the syndicate account for the purpose of this payment by 11:00 am on the date of execution). Execution of the individual loan from the applicable Lender is deemed to have been carried out at the time the amount of individually loaned money has been paid into the syndicate account by the Lender.
(2) When the loan has been executed under the preceding Paragraph, the Borrower shall immediately send to the Agent a receipt in the format shown in Annex 2 of the Agreement, stating the amount of the loan and details of each individual loan. In addition, the Agent shall provide to the Lender that executed the individual loan a copy of the receipt they have received. The Agent shall retain the original copy of the receipts pertaining to the applicable Lender until all of the outstanding individual loan has been repaid.
Article 6 (non-execution of an individual loan)
(1) A Lender who has decided not to execute the individual loan because all or some of the criteria set out in Article 4 have not been met ("non-executing Lender”) can notify the Agent, the Borrower and all other Lenders stating the reasons thereof by 5 pm on the business day before the date of execution. However, if all of the criteria in Article 4 have been met but such a notice is issued and an individual loan has not been executed, the non-executing Lender cannot avoid being held liable for the breach of its lending obligation.
(2) If the applicable non-executing Lender has been unable to execute the individual loan and the said non-executing Lender or the Agent incurs damages etc., the Borrower shall be responsible for such damages. However, it shall not apply if the failure to execute the individual loan amounts to a breach of its lending obligation.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Article 7 (Additional costs and illegality)
(1) The Lender who incurred increased costs may demand the Borrower to bear the increased costs by issuing a written notice to the Borrower via the Agent, and the Borrower shall pay to the applicable Lender the applicable increased costs.

(2)
The Borrower may terminate the lending obligations in the relationship with the relevant Lender who incurred increased costs if the Borrower receives the demand before the date of execution by issuing a notice to the Agent and all the Lenders by one business day before the date of execution.

(3)
If the Borrower received the demand set out in Paragraph 1 of this Article on or after the date of execution, the Borrower can pay to the applicable Lender who incurred increased costs the full amount of the principal of the individual loan from the applicable Lender who incurred increased costs on the date stated in the applicable notice (however, it shall be 10 or more business days after the applicable notification, and it is referred to as "the date it wishes to make a repayment prior to the deadline due to increased costs"). In this case, the Borrower shall pay to the Lender who incurred increased costs on the date it wishes to make a repayment prior to the deadline due to increased costs the full amount of the principal for the applicable individual lending, interests incurred on the principal during the period until the date it wishes to make a repayment prior to the deadline due to increased costs (including the date itself), and any settlement money (if any) and the additional costs claimed.

(4) If entering into and fulfilling the Agreement and any transaction under it becomes illegal under the laws and regulations etc. that are binding upon any of the Lenders, the applicable Lender shall notify the Borrower of the situation via the Agent, and ① if maintenance of the lending obligation prior to the date of execution, execution of individual loans or procurement of funds fulfillment for the purpose of individual lending is deemed illegal, it can terminate the lending obligations of the applicable Lender as of the day before the date on which it is deemed illegal, and ② if maintenance of the an individual lending that was executed on or after the date of execution is deemed to be illegal on or before the repayment deadline pertaining to the relevant individual lending, the repayment deadline for the relevant individual lending can be deemed to have arrived the day before the date it came to be deemed illegal (or if the repayment deadline is set out in the applicable laws and regulations etc., then it shall be the date specified in the applicable laws and regulations etc.), and it can demand from the Borrower repayment of the full amount of the unpaid individual loan.
Article 8 (repayment of principal)
The Borrower shall repay the principal of the loan to all the Lenders involved in the Loan according to the repayment schedule shown in Table 2 annexed to the Agreement, and pay in accordance with the provisions of Article 14 and dividing it into the principal repayment date and the expiry date during the period. The amount repaid to each Lender on the principal repayment date during the term shall be based on pro-rata of the principal of the Lending that should be repaid on the principal repayment date during the term based on the participation percentage of each Lender after the execution of the loan on the execution date, and the amount repaid to each Lender on the expiry date shall be the amount of principal from the individual loan remaining to be repaid by the applicable Borrower.
Article 9 (Interests)
(1) The Borrower shall pay the total amount of interests calculated by multiplying the unpaid amount of principal from an individual loan for each interest calculation period for each Lender with the interest rate applicable to the interest calculation period and the actual number of days in the interest calculation period on the interest payment date at the end of the applicable interest calculation period in accordance with the provisions of Article 14.
(2) The interests in the preceding Paragraph shall be calculated daily based on 365 days per year, not including the last day of the yearly period, the division is carried out last, and it shall be rounded down to the nearest yen.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Article 10 (Early repayment)

(1)
The Borrower cannot repay all or part of the principal of the loan that should be repaid on the principal repayment date during the term or the expiry date prior to the principal repayment date during the term or the expiry date ("early repayment" in this Article). However, this restriction will not apply if it is done under Article 7 or the Borrower obtains a prior written consent from all of the Lenders following the procedures set out in the following Paragraphs.

(2) If the Borrower wishes to make an early repayment, the Borrower shall, by 15 business days prior to the date on which it wishes to make an early repayment ("requested early repayment date" in this Article) notify the following in writing to the Agent: (a) the amount of principal of the loan it wishes to make an early repayment (the amount shall be the full balance of the principal or at least 10 million yen or multiples thereof, and if the principal amount it wishes to repay early is not the full balance of the principal, the amount would be pro-rata in accordance with the percentage of the balance of the principal for each individual lending of the Lender and repaid to the Lender), (b) that the full interests that arise during the period until the requested early repayment date (including the date of early repayment itself) on the amount of the principal it wishes to repay early ("interests accrued) shall be repaid on the same day, and (c) the requested early repayment date. The Agent shall immediately notify all the Lenders of details of (a) to (c) of this Paragraph upon receipt of the notice from the Borrower, and the Lenders shall notify the Agent whether they would approve the early repayment or not by 10 business days before the requested early repayment date. If such a notice from a Lender fails to reach the Agent by 10 business days before the desired early payment date, the applicable Lender would be deemed not to have approved the early repayment. The Agent shall determine whether they would approve the early repayment or not by eight business days before the requested early repayment date, and shall notify the Borrower and all the Lenders.

(3)
If an early repayment is approved in accordance with the preceding Paragraph, if the requested early repayment date is not an interest payment date, all the Lenders shall notify the amount of the settlement money to the Borrower and the Agent by two business days before the requested early repayment date. The Borrower shall pay the total amount of principal of the loan to be repaid early, accrued interests and the settlement money (if any) on the requested repayment amount in accordance with the provisions of Article 14.

(4)
If part of the principal of the loan is repaid early in accordance with the provisions of this Article, it shall be applied to the principal with the latest repayment deadline out of the principal amount to be repaid to the Lenders on each principal repayment date shown in the repayment schedule in Table 2 annexed to the Agreement.

Article 11 (Delinquency charges)

(1)
If the Borrower is delinquent in fulfilling its obligations towards the Lender or the Agent under the Agreement, the Borrower shall pay delinquency charges calculated by multiplying the amount of delinquency by the rate of 14% per annum for the period starting from the date the applicable obligations should have been fulfilled (including the day itself) until the date when all of the delinquent obligations ("delinquent obligations" in this Paragraph) have been fulfilled (to the extent that it is not against the regulations etc.), upon receipt of the demand from the Agent, in accordance with the provisions of Article 14.

(2) The delinquency charges of the preceding Paragraph shall be calculated daily based on 365 days per year, not including the last day of the yearly period, the division is carried out last, and it shall be rounded down to the nearest yen.
Article 12 (Agent Fees)
The Borrower shall pay the Agent fees in accordance with the separate agreement between the Borrower and the Agent for the Agent service set out in the Agreement.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Article 13 (Costs and expenses and taxes and public dues)
(1) All costs and expenses for production, changes or amendment of the Agreement and documents in connection with the Agreement (including attorney's fees) and all costs and expenses incurred by the Lenders or the Agent in securing or exercising their rights or fulfilling their obligations in connection with the Agreement or documents in connection with the Agreement (including attorney's fees) shall be borne by the Borrower to the extent that it is not against the laws and regulations etc., and if the Lender or the Agent has paid it on behalf of the Borrower, the Borrower shall pay it immediately upon receipt of the demand from the Agent, in accordance with the provisions of Article 14.
(2) All stamp duty and similar taxes and public dues etc. arising in connection with production, changes or enforcement of the Agreement and documents in connection with the Agreement shall be borne by the Borrower, and if the Lender or the Agent has paid it on behalf of the Borrower, the Borrower shall pay it immediately upon receipt of the demand from the Agent, in accordance with the provisions of Article 14.
Article 14 (Fulfillment of the Borrower's liabilities)

(1)
In order to repay the liabilities under the Agreement, the Borrower shall make a payment into the Agent's account to the extent it is not against the laws and regulations etc. by the payment deadline for those for which the repayment date is specified under the Agreement and as soon as it receives a demand from the Agent for payments without a specified repayment date under the Agreement. In this case, the Borrower shall be deemed to have fulfilled its liabilities towards the Agent or the Lender at the time it paid the money into the Agent's account.

(2) Unless otherwise provided for in the Agreement, the Borrower cannot make a payment for the liabilities under the Agreement directly to the Lender other than the Agent in contravention to the preceding Paragraph. The Lender who received such a payment shall immediately pay the monies received to the Agent, and the fulfillment of liabilities pertaining to the monies shall be deemed to have occurred upon receipt of the monies by the Agent. Further, the Borrower cannot fulfill its liabilities under the Agreement through payments in substitutes unless the Agent and all the Lenders agree in writing in advance.
(3) The payment by the Borrower under the Agreement shall be applied in the following order.
① The costs and expenses etc. that should be borne by the Borrower under the Agreement that the Agent has paid on behalf of the Borrower, and the Agent's fees and any delinquency charges pertaining to them
② Costs and expenses etc. that should be borne by the Borrower under the Agreement that is payable to a third party
③ The costs and expenses etc. that should be borne by the Borrower under the Agreement that a Lender paid on behalf of the Borrower, and any delinquency charges pertaining to them
④ Delinquency charges (excluding the delinquency charges set out in Items 1 and 3 of this Paragraph) and the settlement money
⑤ Interests of the loan
⑥ Principal of the loan
(4) When applying the preceding Paragraph, if the amount applied falls short of the amount of any of the items, remaining amount after fulfilling the preceding items shall be applied to the item that first becomes unfulfilled ("shortage item") and applied pro-rata in accordance with the amount for each payment liability where the payment is due from the Borrower.

(5)
The Borrower shall not deduct tax and public dues etc. from the payment of its liabilities under the Agreement except as required by the laws and regulations etc. If taxes and public dues must be deducted from the amount payable by the Borrower, the Borrower shall the amount required so that the Borrowers or Agent receives the amount that it would have received had the tax and public dues were not applicable. In this case, the Borrower shall send a certificate of tax payment issued by the tax authorities or other regulatory agencies in Japan involved in deduction at source within 30 days of the payment to the applicable Lenders or Agent directly.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Article 15 (Allocation to Lenders)
(1) The Agent shall deduct the amount corresponding to Paragraph 3, Item 1 and 2 in the preceding Article from the amount paid by the Borrower, and if there is anything remaining, it shall immediately allocate the remaining amount to Lenders.
(2) Prior to allocation by the Agent to the Borrowers under this Article, if (a) a provisional seizure, preservative attachment or a seizure order pertaining to the loan credit has been served on the Borrower, (b) a transfer pertaining to the loan credit has been made, or (c) a third party repayment has been made, the rights and obligations relationship etc. between the Borrower, Agent and Lenders shall be in accordance with the following provisions.
(a) If the Agent has completed the allocation to the Borrowers under this Article prior to being notified by the Borrower of being served an order for a provisional seizure, preservative attachment or a seizure order pertaining to the loan credit.
In this case, even if the Agent's allocation results in damage etc. to the person having a right of provisional seizure, preservative attachment or a seizure order or the Borrower or the Lender or another third party, the Agent shall not be held responsible in any way towards those and the Borrower shall deal with them at its expense and responsibility. The Borrower shall compensate the Agent suffers for any damage etc. suffered due to the relevant allocation.
(a) Prior to completion of the allocation to the Borrowers under this Article but after the fulfillment of liabilities by the Borrower in accordance with the provisions of Paragraphs 1 and 2 in the preceding Article, it is notified by the Borrower of being served an order for a provisional seizure, preservative attachment or a seizure order pertaining to the loan credit pertaining to the allocation under the provisions of Article 17, Paragraph 5.
In this case, (i) the Agent shall be able to hold off the allocation of monies pertaining to such a notice under this Article, and can otherwise act as it deems reasonable. In addition, (ii) the Agent shall allocate the monies received from the Borrower other than the monies pertaining to the notice in accordance with the allocation method set out in Paragraphs 3 and 4 of the preceding Article. If the Agent's action in accordance with the provisions of Item (i) or allocation by the Agent under Item (ii) results in damage etc. to the person having a right of provisional seizure, preservative attachment or a seizure order or the Borrower or the Lender or another third party, the Agent shall not be held responsible in any way towards those and the Borrower shall deal with them at its expense and responsibility. The Borrower shall compensate the Agent suffers for any damage etc. suffered due to handling such an allocation or the relevant allocation.

③
Prior to fulfillment of liabilities by the Borrower in accordance with the provisions of Paragraphs 1 and 2 in the preceding Article, the Agent is notified by the Borrower of being served an order for a provisional seizure, preservative attachment or a seizure order pertaining to the loan credit pertaining to the allocation under the provisions of Article 17, Paragraph 5.

In this case, the Agent shall deem that the liabilities pertaining to the notification do not exist and shall make allocations in accordance with the allocation method set out in Paragraphs 3 and 4 of the preceding Article. If the Agent's allocation results in damage etc. to the person having a right of provisional seizure, preservative attachment or a seizure order or the Borrower or the Lender or another third party, the Agent shall not be held responsible in any way towards those and the Borrower shall deal with them at its expense and responsibility. The Borrower shall compensate the Agent suffers for any damage etc. suffered due to the relevant allocation.
(b) The transferor and the transferee notifies the Agent of the transfer pertaining to the loan credit in their join names in accordance with Article 26, Paragraph 1.
In this case, the Agent shall commence all the administrative procedures required to treat the transferee as the creditor for the loan credit after it receives the notice, and the Agent shall be exempt from responsibility by treating the previous Lender as a valid Lender until they notify the Borrower, the transferor and the transferee that the relevant administrative procedure has been completed. If the Agent's handling results in damage etc. to the transferee or another third party,

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 the Agent shall not be held responsible in any way towards those and the person with the borrowing rights and the transferor in connection with the loan credit shall deal with them at its expense and responsibility. The Borrower and the transferor pertaining to the loan credit shall compensate the Agent if it suffers any damage etc. due to this item
(c) When a third party that made the repayment in accordance with the provisions of Article 27, Paragraph 2 and the Lender who received the repayment has, in joint names, of the Borrower on its own has notified the Agent of the third party repayment
In this case, the Agent shall immediately commence all the administrative procedures required to treat the recourse and the vicarious credit acquired by the third party the same as the loan credit pertaining to the applicable repayment, and the Agent shall be exempt from the responsibility by treating it as though the third party repayment had not happened until they notify the Borrower, the third party and the Lender who receive the third party repayment that the relevant administrative procedure has been completed. If the Agent's handling results in damage etc. to the third party or another third party, the Agent shall not be held responsible in any way towards those and the Borrower and the Lender who has received the third party repayment shall deal with them at their expense and responsibility. The Borrower and the Lender that received the third party payment shall jointly compensate the Agent if it suffers any damage etc. due to this item.
(3) The allocation to be made by the Agent to the Lender shall be in the order specified in Paragraph 3, Item 3-6 of the preceding Paragraph. Application and allocation of the shortage item when there is a shortage in the monies to be distributed shall be in accordance with the provisions of Paragraph 4 of the preceding Article. In this case, each Lender shall be able to determine the order and the method of applying the allocated amount at its discretion, notwithstanding the provisions of Paragraph 3 and 4 of the preceding Article and the Borrower shall not object to such a decision. However, if one of the Lenders has applied the repayment in a different order from the provisions of Paragraph 3 and 4 of the preceding Article, the Agent can deem that the Lender has applied it in accordance with the provisions of Paragraph 3 and 4 of the preceding Article. The Agent shall be able to allocate it based on the assumption that all Lenders have applied it in accordance with the provisions of Paragraph 3 and 4 of the preceding Article, and as long as the allocation is made, the Agent shall not be responsible in any way even if the amount allocated is different from the amount applied by each Lender.

(4)
If there is a delay in payment by the Borrower as set out in Paragraph 1 of the preceding Article and was not made by the payment deadline, the Agent shall not be obliged to allocate it according to the provisions of Paragraph 1 of this Article on the same day. In this case, the Agent shall make the allocations immediately after the money has been paid in by the Borrower, and if the Lender or the Agent suffers damages during this process, they shall be covered by the Borrower.

(5) If there is a request from the Agent and the request is based on a reasonable reason, the Lender who received such a request shall make an immediate notification of the credit under the Agreement (including breakdown) that it has against the Borrower. In this case, the Agent shall incur the obligation to allocate under Paragraph 1 of this Article when all the notifications have reached the Agent. If such a notice is delayed without a reasonable reason or if the Lender or the Agent incurs damages, the Lender who neglected the notice shall be responsible for it.
(6) The Agent shall be able to allocate to Lenders through advance payment (however it has no such obligations). The advance payment does not mean fulfillment of the Borrower's liabilities. When the advance payment is made, if the Borrower does not fulfill its liabilities pertaining to the advance payment by the payment deadline, the Lender who has received an allocation based on this Paragraph shall immediately return the amount of advance payment upon request from the Agent. Further, the Borrower shall pay the advance payment costs required by the Agent for the advanced payment based on the amount paid. If the Lender has paid the relevant advance payment costs to the Agent, the Borrower shall indemnify the Lender the applicable advance payment costs. Further, if the Agent had completed the advance payment for the allocation to the Lenders before receiving the notice from the Borrower of being served an order for a provisional seizure, preservative attachment or a seizure order pertaining to the loan credit pertaining to the allocation under the provisions of Article 17, Paragraph 5, even if the Agent's allocation results in damage etc. to the person having a right of provisional seizure, preservative attachment or a seizure order or the Borrower or the Lender or another third party, the Agent shall not be held responsible in any way towards those and the Borrower shall deal with them at its expense and responsibility. The Borrower shall compensate the Agent if the Agent suffers any

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 damage etc. due to the advance payment of allocation (including but not limited to the monies that are not returned or paid where the Lender set out in sentences 3 and 4 of this Paragraph fails to return or pay the monies that are due to the Agent).
Article 16 (Representation and warranty by the Borrower)
The Borrower represents and warrants to the Lenders and the Agent the following matters listed in each item to be true as of the date of entering into the agreement and the date of execution.
① The Borrower is a limited liability company that has been established legally under the laws of Japan and currently remaining validly in existence.

②
Entering into and fulfillment of the Agreement by the Borrower and accompanied transactions are within the scope of the purpose of the Borrower company, and that the Borrower has completed all the procedures that are required by its articles of incorporation and internal rules.

③
The Borrower's entering into and fulfillment of the Agreement and any transactions taking place thereunder (a) is not against the laws and regulations etc. that are binding on the Borrower, (b) it is not against the Borrower's articles of incorporation and other internal rules, and (c) it is not against any agreement with a third party with the Borrower as its party, or any agreement that is binding on the Borrower or its assets.

④
The person who represents the Borrower and signs or places his/her name and seal on the Agreement has been granted the authority to sign or place his/her name and seal on the Agreement as a representative of the Borrower in accordance with the procedures required by the laws and regulations etc., Borrower's articles of incorporation or other internal rules.

⑤ The Agreement is legal and binding on the Borrower and it is enforceable in accordance with its provisions.

⑥
The calculation documents etc. produced by the Borrower (if it has the obligation under the laws and regulations etc. to have them audited or they have had them audited, then the audited calculation documents etc.) (however, if the Borrower has produced a report etc., then the report etc.) are accurate as per the accounting standards that are generally deemed to be fair and appropriate in Japan, and they have received required audits where they have the obligation to be audited in terms of calculation document etc. under the laws and regulations etc.

⑦ There have been no important changes that may have a material effect on fulfilment of its obligations under the Agreement pertaining to the information that has been supplied by the Borrower to the Agent or the Lender, or after the accounting period ending in December 2016 the calculation documents etc. produced by the Borrower for the same accounting period (if it has the obligation under the laws and regulations etc. to have them audited or they have had them audited, then the audited calculation documents etc.) (however, if the Borrower has produced a report etc., then the report etc.) and there have been no important changes that may have a material effect on the Borrower's fulfilment of obligations under the Agreement through the business of the Borrower that has been indicated in the accounting document and adversely affect the assets or financial status.

⑧
No legal proceedings, arbitration or administrative procedures or other disputes have started in which the Borrower is involved and materially affects or may affect its performance under the Agreement, and there is no risk of such a lawsuit being commenced.

⑨
No situation set out in items under Article 18, Paragraph 1 or 2 has occurred, and no such situation that may constitute a situation through notification or passage of time exists and there is no such risk of occurrence.

⑩	None of the following (a) to (n) is applicable to the Borrower.
(a) An organized group of gangsters (it refers to a group in which a member (including a member of the group's constituent group) may be encouraged to collectively or habitually commit violent illegal acts etc., and it is also applicable to the following items)
(b) A member of an organized group of gangsters (it refers to a member of an organized group of gangsters, and it is also applicable to the following items)
(c) A person who was a member of an organized group of gangsters in the last five years
(d) A quasi-member of an organized group of gangsters (it refers to a person who is not a member of an organized group of gangsters but has a connection with such a group and may commit

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 an violent illegal act in the context of the power of an organized group of gangsters, or a person who cooperates or is involved in maintaining or operating an organized group of gangsters such as supplying funds or weapons to a member of an organized group of gangsters etc., and it is also applicable to the following items).
(e) A company with connection to an organized group of gangsters (a company that a member of an organized group of gangsters is effectively involved in its management, a company run by a quasi-member of an organized group of gangsters or an ex-member of an organized group of gangsters that actively cooperates or is involved in maintaining or operating an organized group of gangsters, or a company that supports maintaining or operating a group of gangsters by actively utilizing a group of gangsters in performance of its operations)
(f) A sokaiya etc. (it refers to a person who is a professional troublemaker at stockholders' meetings or an extortionist that blackmail corporations who seeks illegal gains from a company and may engage in violent illegal acts and threatens safety of citizens' lives)
(f) An extortionist who may represent him/herself as a social activists etc. (refers to a person who pretends to engage in social activism or political activity or represent him/herself as such who seeks illegal gains from a company and may engage in violent illegal acts and threatens safety of citizens' lives)
(h) Crime groups specializing in intellectual crimes (refers to a group or an individual other than those listed in (a) to (g) above, who utilizes the relationship with an organized group of gangsters to wield its power, or it has a financial connection with an organized group of gangsters and forms the core of organizational illegal activities)
(i) Anyone who is an equivalent to (a) to (h) above
(j) A person who has a relationship that is recognized to be controlled in its management by the person who falls under (a) to (i) above ("a member of an organized group of gangsters etc." in this item)
(k) A person with involvement that has been recognized as having management involvement of a member of an organized group of gangsters etc.
(l) A person with a relationship that is recognized to be inappropriately utilizing a member of an organized group of gangsters etc. for the purpose of illegal gains for their company or that of a third party or for the purpose of causing damage to a third party
(m) A person with a relationship that is recognized to be involved in provision of funds etc. to a member of an organized group of gangsters etc., or in provision of benefits to such a person
(n) A person with an officer or someone who with effective involvement in management has a relationship with a member of an organized group of gangsters etc. that should be socially criticized
⑪ The business plan is reasonably constructed to the level that satisfies all the Lenders and the Agent, and there is no risk of delays or termination.
⑫ There are no cause for obstruction in performing the project and there is no risk of such a cause to exist.

⑬	No material defect exists in the machinery and there is no risk of such a defect.
Article 17 (Undertakings by the Borrower)
(1) The Borrower undertakes to perform each of the following item at its own expenses until it has completed fulfilling all of its liabilities under the Agreement towards the Lenders and the Agent after the date of entering into the Agreement.

①
If a situation set out in items under Article 18, Paragraph 1 or 2 has occurred, or such a situation that may constitute a situation through notification or passage of time or both has occurred, or there is a risk of such an occurrence, it shall immediately notify the Agent and all the Lenders.

②
When the Borrower has produced a calculation document etc., a copy of the calculation document etc. shall be provided promptly to the Agent and all the Lenders. However, when the Borrower has produced a report etc. a copy of the report etc. shall promptly be provided to the Agent and all the Lenders instead of the copies of the calculation documents etc. In addition, when producing the calculation documents etc. (if the Borrower has produced a report etc., then the report etc.) they shall be accurate as per the accounting standards that are generally deemed to be fair and

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 appropriate in Japan, and they have received required audits where they have the obligation to be audited in terms of calculation document etc. under the laws and regulations etc.

③
When the Borrower produces calculation documents etc. or reports etc. pertaining to an accounting period which ends on the date of entering into the Agreement or later, it shall promptly submit to the Agent and all the Lenders a document in the format set out in Annex 3 of the Agreement that shows that each item set out in Paragraph 2 of this Article and Article 27, Paragraph 1 has been complied with.

④
If the Agent or the Lenders via the Agent request it, the assets, management and business status of the Borrower and its subsidiaries and its affiliated companies shall be reported promptly to the Agent and all the lenders, and required arrangements for investigation into them shall be provided.

⑤
If a material change to the assets, management or the business status of the Borrower or is subsidiary or its affiliated company occurs, or if there is a risk that such a change would occur due to the passage of time, or if legal proceedings, arbitration or administrative procedure or other dispute was commenced and will or may have a material effect on the Borrower's fulfillment of its obligations under the Agreement, it shall immediately notify the Agent and all the lenders.

⑥ If it becomes apparent that any one the items in the foregoing is not true, it shall immediately notify the Agent and all the Lenders.

⑦
It shall submit a calculation sheet and a balance sheet for the borrowings from each financial institution as of the end of each month (a reference date), starting with February 2018 to the Agent and to all Lenders via the agent by the end of the month after the month of the reference date.

⑧ It shall submit an inventory list and materials that indicate the production quantity for the machinery for the reference dates of the end of March, June, September and December, starting with March 2018, to the Agent and to all Lenders via the Agent by the end of the second month after the month of the reference date.

⑨	Any change to the business plan shall be promptly reported to the Agent and all the Lenders via the Agent.

⑩	Otherwise, a situation occurs that would have a material effect on the project shall be reported to the Agent and all the Lenders via the Agent.

⑪
Promptly after the execution of this loan, it shall submit to the Agent and all the Lenders via the Agent a document (including but not limited to a receipt) that confirms the actual payment of the monies procured.

(2) Until all of the liabilities of the Borrower towards the Lenders and the Agent under the Agreement have been fulfilled after the date of entering into the Agreement, the Borrower shall continue to legally hold and possess the assets acquired with the Loan unless approved in advance in writing by all the Lenders and the Agent, and it shall not change the status of the applicable assets and shall not transfer it to anyone or provide them as securities and shall not dispose of it via any other method, and it shall not agree with anyone to dispose of it (however, it excludes provision of the machinery as security to the Bank of Tokyo-Mitsubishi UFJ, Ltd. under the term loan agreement dated March 29, 2017, with an executable period). Provision of security in this Article refers to securing (including the revolving mortgage, also applicable to this Paragraph below) against the Borrower's asset or creating a pledge against the Borrower's assets, and it excludes the lien under the provisions of regulations on the right of first refusal or the right of lien etc.
(3) The Borrower undertakes to comply with each of the following item until it has completed fulfilling all of its liabilities under the Agreement towards the Lenders and the Agent after the date of entering into the Agreement.
① It shall maintain permissions etc. required for running its main business and it shall continue the business in compliance with all the laws and regulations etc.

②	It shall not change its main business.

③
Other than by the laws and regulations, it shall not deprioritize the payment for any of the liabilities under the Agreement against other unsecured and unsubordinated liabilities (including liabilities that would incur a shortage after cashing the securities among secured loans) and it shall be treated at least as the same priority.

④ Unless agreed by the Agent and all the Lenders, any organizational change at the Borrower or the subsidiary or its affiliated company that will or may have a material adverse effect on the fulfillment of its liabilities under the Agreement (with the meaning defined in Article 2 Item 26 of the

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Companies Act), merger, company split, exchange of stocks, transfer of stocks, transfer of all or part of the business or assets (including a transfer for the purpose of sale and leaseback), reduction in capital or accept a transfer of all or part of an important business or assets of a third party.

⑤	None of Article 16, Item 10 (a)-(n) shall be applicable.

⑥	It shall not engage in activities to which any of the following (a) to (e) would be applicable by acting itself or through utilization of another party.
(a) Violent demands
(b) Inappropriate demands that are beyond the legal liabilities
(c) Threatening words or conduct a use of violence in connection with a transaction

(d)	Disseminating rumors and using false plans or influence to damage the credit of the Lenders or the Agent, or interfering with the business of the Lender or the Agent
(e) Any other conduct that is equivalent to (a) to (d) above

(4)
①　The Borrower warrants that the amount shown in the net assets on its non-consolidated balance sheet as of the end of the accounting period of each fiscal year of the Borrower that ends on the date of entering the Agreement or later shall be maintained at (a) 100 million yen or more, (b) amounting to at least 70% of the amount in the Net Asset in the non-consolidated balance sheet for the Borrower as of the end of the accounting period immediately prior to the accounting period. However, if the amount of (a) is 250 million yen or more, they will not be asked to top up (b).

② The Borrower undertakes to maintain the amount obtained through the following formula at or above 405 million yen in connection with the non-consolidated profit and loss statement of the Borrower for each of the accounting period that ends on the date the Agreement is entered into or later.
(Formula for calculation) "Ordinary profit or loss" + "Depreciation costs" - "the amount applied to the corporation tax" - "dividends"
(5) If the Borrower is served with an order for a provisional seizure, preservative attachment or a seizure order for the loan credit, it shall notify all the Lenders via the Agent in writing along with a copy of the order.

(6) The Borrower shall enter into and maintain an agreement to buy and sell the machinery as entered into with the seller of the machinery legally and effectively, and that it shall have a legally binding effect.
(7) The borrower shall commence operation of the newly installed core product manufacturing line in this project by the end of September 2018, and the Agent and all of the Lenders in writing.

(8)
The Borrower shall maintain the investment ratio of the parent company (name of the corporation: Neo Photonics (China) Co., Ltd., located at 37 Central Queens Road in Hong Kong special administrative region of China), at 100%.

Article 18 (Situation leading to the loss of benefit of terms)
(1) If one situation set out in the following items occurs, even in the absence of any notice from the Lenders or the Agent, the Borrower shall lose the benefit of terms for all of the liabilities to all the Lenders and the Agent under the Agreement automatically and shall immediately pay the principal and interest of the Loan and the settlement money and any other monies that the Borrower has the obligation to pay under the Agreement in accordance with the provisions of Article 14.

①
If the Borrower has stopped making the payment, or commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate rehabilitation, commencement of special liquidation or other petition for a similar legal liquidation (including a similar petition outside of Japan) against the Borrower.

②	If the borrower has voted for dissolution or it has received an order for dissolution (except for the Borrower's dissolution due to its absorption-type merger or consolidation-type merger).

③	If the Borrower has abolished its business.
④ If the Borrower has been subject to suspension of dealings at a clearing house or suspension of dealings on densai.net Co., Ltd., or equivalent sanction by another electronic credit recording institution.

⑤	If a provisional seizure, preservative attachment or a seizure order or notice (including similar proceedings outside of Japan) pertaining to the deposit credit that the Borrower has on the Lenders

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 has been dispatched or if a trial ordering the execution of the preservative attachment or a seizure has taken place.
(2) If one situation set out in the following items occurs, even in the absence of any notice from the Agent to the Borrower based on the demand from the majority of Lenders or the Agent, the Borrower shall lose the benefit of terms for all of the liabilities to all the Lenders and the Agent under the Agreement and shall immediately pay the principal of the Loan and the settlement money and any other monies that the Borrower has the obligation to pay under the Agreement in accordance with the provisions of Article 14.
① If the Borrower has been delinquent with all or part of the financial liability towards a Lender or the Agent regardless of whether it is a financial liability under the Agreement.

②	If it becomes apparent that even one of the items in Article 16 is not true.

③
When a breach of obligations under the Agreement has been committed by the Borrower except for Item 1 of this Paragraph (however, if the breach can be remedied, when it is not remedied for 10 business days or more).

④
If an order or notice for seizure, provisional seizure, or preservative attachment has been made or dispatched (including similar proceedings outside of Japan) for the security that has been provided by the Borrower to the Lenders or if the auction proceedings has been commenced.

⑤	If the benefit of the terms for the corporate bond issued by the Borrower has been lost.

⑥
If the Borrower has been delinquent in all or part of its financial liabilities other than the financial liabilities under the Agreement or if the Borrower has lost the benefit of the term therefor, or if it is delinquent in fulfilling all or part of its obligations when the obligation to fulfill the guarantee has arisen for the guarantee that the Borrower has provided for the liabilities of a third party.

⑦	If the Borrower has suspended its operation or if it has been subject to a disposition from a competent government authority etc. to suspend its operation.

⑧	If there has been a petition for special conciliation against the Borrower.
⑨ Except for the foregoing items, if there is deterioration in the Borrower's business or assets or there is a risk of such deterioration and it is deemed necessary for the purpose of preserving the credit.
(3) If there is a delay in notification of the preceding Paragraph due to a reason for which the Borrower is responsible, the Borrower shall lose all the benefit of the term under the Agreement as of the time point that should normally have been reached, and shall immediately pay all of the monies that the Borrower has the obligation to pay under the Agreement in accordance with the provisions of Article 14.
(4) If a Lender comes to know that a situation set out in Items 1-4 of Paragraph 1 of this Article or the Items in Paragraph 2 of this Article has occurred, it shall immediately notify the Agent and the Agent shall notify all other Lenders of the occurrence. In the case of an occurrence of a situation set out in Item 5, Paragraph 1 of this Article, if the Lender who is the debtor to the credit pertaining to the situation comes to know that the situation has occurred, the Lender shall notify the Borrower and all other Lenders and the Agent of the occurrence of the situation.
Article 19 (offsets, execution of the permissible lien and voluntary sell-off)

(1)
When the Borrower needs to fulfill its obligations to the Agent or the Lender for reasons such as arrival of term, loss of the benefit of the term or other reasons, the Agent or the Lender shall be able to (a) offset the deposit liabilities, liabilities under an insurance contract or any other liabilities that the Agent or the Lender has against the Borrower against the liabilities of the Borrower under the Agreement regardless of the terms of such liabilities, notwithstanding the provisions of Article 14, Paragraph 2, and (b) receive a refund of various deposits instead of the Borrower to apply it to the repayment of liabilities, omitting the prior notice and specified procedures. Calculation of the interests, settlement money, delinquency charges etc. when making such offsets or application to repayment shall be made on the basis that the applicable credit and liabilities would be eliminated on the date of the calculation, and the interest rate or the rate of fees shall be in accordance with the provisions of the agreement pertaining to the interest rate or rate of fees, and for foreign exchange rate the rate at the time of the calculation as reasonably determined by the Agent or the Lender.

(2) The Borrower shall be able to offset the credit under a deposit credit or under an insurance contract or others that it has against the Agent or a Lender against the liabilities under the Agreement that are due for repayment to the Agent or the Lender, only for such credit where the term has been reached and

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 there is a necessity for the purpose of maintaining the credit. In this case, the Borrower shall notify in writing of the offset, and shall promptly provide to the Agent or the Lender the stamped certificate or passbook for the deposit credit, credit under an insurance contract or other credits that were offset. Calculation of the interests, settlement money, delinquency charges etc. when making such offsets shall be made on the basis that the applicable credit and liabilities would be eliminated on the arrival date of the notice of offset, and the interest rate or the rate of fees shall be in accordance with the provisions of the agreement pertaining to the interest rate or rate of fees, and for foreign exchange rate the rate at the time of the calculation as reasonably determined by the Agent or the Lender.
(3) When the Borrower needs to fulfill its liabilities to the Agent or the Lender for reasons such as arrival of term, loss of the benefit of the term or other reasons, the Agent or the Lender shall be able to exercise the permissible lien regardless of the provisions of Article 14, Paragraph 2 (including collection through subrogation with properties and receipt or voluntary disposal of payments in substitute using the assets on which the permissible lien has been set, "execution of permissible lien" hereafter).
(4) Notwithstanding the provisions of Article 14, Paragraph 2, when the Borrower needs to fulfill its liabilities to the Agent or the Lender for reasons such as arrival of term, loss of the benefit of the term or other reasons, the Borrower shall be able to notify the Agent in writing in advance and voluntarily sell off the assets that are subject to permissible lien with the Agent or the Lender as the holder of the security and directly pay the monies received to the Agent or the Lender as the fulfillment of liabilities under the Agreement or provide the assets under the permissible lien to which the Agent or the Lender is a security holder as payments in substitutes as fulfillment of its liabilities under the Agreement, and the payment shall be deemed to be fulfillment of liabilities under the Agreement.
(5) If the principal of the individual loan of the Lender is repaid or offset on a date other than the interest payment date for reasons for which the Lender is not responsible (including but not limited to when the principal is eliminated through the offset in accordance with Paragraph 1 of this Article), if the reinvestment interest rate pertaining to the individual loan that was repaid or offset is below the interest rate applicable to the interest calculation period to which the date of repayment or offset belong, except as otherwise set out in the Agreement, the Borrower shall pay to the Lender the settlement money pertaining to the repayment or offset on the same day as the repayment or offset.
(6) If an offset or application of repayment under Paragraph 1 or 2 of this Article is made, exercise of permissible lien has been made under Paragraph 3 of this Article, or if the asset that is subject to permissible lien is sold voluntarily or used in payments in substitute under the provisions of Paragraph 4 of this Article, the Lender in the case of Paragraph 1 and 3 of this Article or the Borrower in the case of Paragraph 2 and 4 of this Article shall promptly notify the Agent of the details in writing. If such a notice is delayed without a reasonable reason or if the Lender or the Agent incurs damages, the Lender who neglected the notice or the Borrower who neglected the notice shall be responsible for it.
Article 20 (Arrangements between the Lenders and the Agent)
(1) If the liabilities of the Borrower under the Agreement towards one of the Lenders have been eliminated other than in accordance with the provisions of Article 14 or Article 15 (except where a offset or application of repayment has been made under Paragraph 1 or 2 of the preceding Article) (the applicable Lender is the "Lender to whom the liabilities have been eliminated" in this Paragraph), except as set out otherwise in the Agreement, all the Lenders and the Agent shall make arrangements between Lender and the Agent by carrying out transfer of credits or grant and acceptance of credits in accordance with the provisions of each item below so that it would produce the same result as if the liabilities towards the Agent and the Lenders have been eliminated in accordance with the provisions of Article 14 and 15. If an agreement on actions such as the transfer of credits or the grant and receipt of credits or other equivalent actions cannot be obtained from all the Lenders and the Agent, all the Lenders shall follow the action determined by the Agent's discretion. However, if the arrangement between the Lenders and the Agent set out in this Paragraph is planned to include transfer of credit (including but not limited to those set out in Item 2 of this Paragraph) but the Lender who is the transferor of the credit can refuse such a transfer.

①
The Agent shall identify the credit that would have been paid to other Lenders and the Agent would have been paid under the provisions of Article 14 and 15 ("other lenders etc." in this Paragraph) and calculate on the assumption that the monies pertaining to the elimination of the

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 liabilities would have been paid to the Agent under the provisions of Article 1, Paragraph 1 at the time of the elimination of liabilities.

②
The Lender to whom the liabilities have been eliminated shall purchase part of the credit belong to other Lenders that has been identified by the Agent, amounting to the sum calculated by the Agent in accordance with the provisions of the preceding item, and it is purchased at the face value from other Lenders.

③
When the purchase of credit as per the foregoing item is made, other Lenders etc. that have sold the credit shall notify the Borrower promptly after the sale of the credit at its own cost, using a certificate with the date of confirmation as set out in Civil Code 467.

(2) Notwithstanding the foregoing, no arrangement between the Lenders and the Agent shall be made as set out in the preceding Paragraph and only the relevant Lender shall receive the repayment.

①	When the lender has exercised the permissible lien

②
When it has been determined that the Lender shall receive a repayment of credit held against the Borrower based on the Agreement in terms of the permissible lien as a result of the auction as an execution of compulsory execution or lien by the third party

③ When the liabilities of the Borrower under the Agreement has been eliminated due to an offset or application of repayment has been made in accordance with the provisions of Paragraph 1 or 2 of the preceding Article

④
In accordance with the provisions of Paragraph 4 of the preceding Article, a voluntary sale of the assets subject to the permissible lien with the Lender as the security holder, and the monies received were paid directly to the Lender, or payments in substitute for the assets subject to the permissible lien and the liabilities under the Agreement has been eliminated for the applicable Lender

Article 21 (Rights and Obligations of the Agent)
(1) The agent shall carry out agency services for all Lenders under contract with all the lenders, exercise its authority and carry out agency services in accordance with the commission from all the Lenders, and shall exercise the authority recognized by the agent to be generally required for carrying out is Agent services. The Agent shall not be held responsible in any way other than as set out expressly in each Article and Paragraph for the Agreement and it shall not be responsible whatsoever for failure of the Lenders to perform their obligations in any way. Further, the Agent is a representative of the Lenders, and it shall not become a representative of the Borrower unless otherwise specified.
(2) The Agent shall be able to rely on the communications, documents and materials that are considered true and accurate and considered to have been signed or the name and seal placed by a suitable person and issued, and the Agent shall be able to act in reliance of the written opinions and descriptions chosen reasonably by the Agent in connection with the Agreement within a required extent.
(3) The Agent shall exercise care as a good controller in performing its duties exercising its authorities under the Agreement.
(4) The Agent, its directors or employees or representative shall not be liable to the Lenders in any way under the Agreement or for activity or inactivity in connection with the Agreement unless it is intentional or grossly negligent. The Lenders shall jointly indemnify the Agent to the extent that the Borrower does not repay the liabilities and damages etc. that the Agent has borne in performing its duties under the Agreement (including but not limited to the costs incurred in order to prevent damage or loss and the costs incurred to recover the damage or loss (including attorney's fees)). However, if the Agent is also a Lender, the Lenders other than the Agent shall jointly indemnify the Agent for the amount remaining after the deduction of the participation percentage of the Lender who is also the Agent (however, if there is a Lender who is unable to fulfill the indemnification liabilities, then the participation percentage of the Lender who is also the Agent shall be calculated based on the total excluding the applicable Lender who is unable to fulfill the indemnification liabilities).

(5)
The Agent shall perform the action in accordance with the written instruction from the majority of Lenders as long as it is legal, and in this case the Agent shall not be responsible in any way towards the Borrower or the Lender for the consequences of the action.

(6) Unless the agent has receive a notification of the existence of a situation set out in items under Article 18, Paragraph 1 or 2 or the situation that constitutes a situation through notification or passage of time from the Borrower or the Lender, the Agent is deemed not to have known the existence of such situation.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

(7) The Agent does not warrant the validity of the Agreement or the matters represented in the Agreement in any way, and the Lenders shall assess the creditworthiness of the Borrower and other required matters based on the documents and information that the Lenders themselves deem appropriate and enter into the Agreement at its own decision and engage in the transaction listed in the Agreement.
(8) If the Agent is also a Lender, the rights and obligations as the Lender under the Agreement shall be the same as other Lenders, notwithstanding the Agent's duties under the Agreement. In addition, the Agent may engage in banking transactions with the Borrower that are generally recognized outside the scope of the Agreement. The Agent does not have any obligation to disclose to other Lenders any information about the Borrower that it has gained in dealings outside the Agreement (the information received from the Borrower shall be deemed to have been obtained in dealings outside the Agreement unless it is expressly indicated that it has been sent under the Agreement), and it has no obligation to allocate to other Lenders any monies paid by the Borrower for dealings with the Borrower outside the Agreement.
(9) Calculation of the amount of individually loaned money and the amount of allocation to the Lenders under the provisions of Article 15 shall be rounded down to the nearest yen for the amount allocated to Lenders other than the Lender designated by the Agent ("Lender with fractional integration" in this Paragraph, however, if the Agent is also a Lender, the Lender who is also the Agent shall be the Lender with fractional integration), and the amount allocated to the Lender with fractional integration shall be the total amount of allocation minus the amount allocated to other lenders. Except for such cases, handling of the amount below one yen required under the Agreement shall be as per the method deemed appropriate by the Agent.
(1) The determination of the interest rate, the interest calculation period and the repayment date, other determinations and the amount paid under the Agreement included in the notice that the Agent issues to the Borrower or the Lenders shall be binding on the Borrower and the Lenders as final unless there is an obvious error.
(11) If the Agent receives a notice from the Borrower that should be notified to the Lenders under the Agreement, the Agent must promptly notify the details to all the Lenders and if it receives a notice from the Lenders that should be notified to the Borrower or other Lenders under the Agreement, the Agent must promptly notify the details to the Borrower or all the Lenders. The Agent shall make available any documents that it has obtained from the Borrower and kept for inspection by the Lenders during normal business hours of the Agent.
Article 22 (Resignation and dismissal of the Agent)
(1) The procedures pertaining to resignation of the Agent shall be as follows.

①
The Agent shall be able to resign by notifying all the Lenders and the Borrower in writing. However, its resignation shall not be effective until the succeeding agent has been appointed and its appointment has been agreed.

② When the notice set out in the preceding item has been issued, the majority of Lenders shall appoint the succeeding Agent with the agreement from the Borrower.

③
If the person who will become the succeeding agent has not been appointed by the majority of Lenders within 30 days of the date of the notice as per Item 1 of this Paragraph (including the actual date), or if the person appointed by the majority of Lenders has not agreed to its appointment, then the existing Agent shall be able to appoint a succeeding agent on behalf of the majority of Lenders with an agreement from the Borrower.

(2) The procedures pertaining to dismissal of the Agent shall be as follows.

①
The majority of Lenders shall be able to dismiss the Agent by notifying all other Lenders, the Borrower and the Agent in writing. However, its dismissal shall not be effective until the succeeding agent has been appointed and its appointment has been agreed.

② When the notice set out in the preceding item has been issued, the majority of Lenders shall appoint the succeeding Agent with the agreement from the Borrower.
(3) If the person appointed as the succeeding Agent under Paragraph 1 of this Article or the preceding Paragraph accepts its appointment, the previous Agent shall hand over the set of documents that they are keeping as the Agent under the Agreement to the succeeding Agent, and shall cooperate fully so that the succeeding Agent can perform its duties as the Agent as set out in the Agreement.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

(4) The succeeding Agent shall take over the rights and duties under the Agreement that were held by the previous Agent, and the previous Agent shall have all duties that it had as the Agent upon the succeeding Agent taking up the position. However, any terms and conditions of the Agreement shall continue to be valid and applicable for any action (including inaction) taken by the previous Agent during its period in position.
(5) The Agent shall be able to resign from its position as an Agent by agreement with the majority of Lenders notwithstanding the provisions of the preceding four Paragraphs if any of the following items is applicable. If the Agent reigns in accordance with the provisions of this Paragraph, the reigning Agent shall promptly notify the Borrower of its resignation, and the Borrower shall not object to such resignation. Even in the case of the Agent resigning under the provisions of this Paragraph, the Borrower shall not have its payment liabilities for the Agent's fees that have already been incurred.

①
If there has been a commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate rehabilitation, commencement of special liquidation or other petition for a similar legal liquidation (including a similar petition outside of Japan) against the Borrower.

② If the Borrower has failed to pay the Agent fees and the Borrower has failed to pay despite the reminder to pay within an appropriate period.
Article 23 (collective decision of the majority of Lenders)
(1) The procedures pertaining to a collective decision by the majority of Lenders shall be as follows.
① The lenders shall be able to issue a notice to the Agent to request a collective decision by the majority of Lender when they determine that a situation that requires an instruction by the majority of Lenders as set out in the Agreement has arisen.
② The Agent receiving the notice specified in the preceding Item shall promptly notify all the Lenders of the intent to conduct a collective decision of the majority of Lenders.
③ The Lenders who have received the notification set out in the preceding Item shall make its own decision pertaining to the situation and shall notify the Agent of its decision within five business days.
④ When a collective decision of the majority of Lenders has been reached through the preceding three items, the Agent shall promptly notify the Borrower and all the Lenders the details of the decision as an instruction by the majority of Lenders.
(2) The Agent shall be able to issue a notice to all the Lenders that a collective decision by the majority of Lender shall take place when it determines that a situation that requires a collective decision by the majority of Lenders other than those set out in the preceding Paragraph has arisen. The procedures after carrying out the notice shall be as set out in Item 3 and 4 of the preceding Paragraph.
Article 24 (Alteration to the Agreement)
(1) The Agreement cannot be changed without a written agreement among the Borrower, all the Lenders and the Agent.
(2) Notwithstanding the previsions of the preceding Paragraph, if the Agent is reigning in accordance with Article 22, Paragraph 5, and the succeeding Agent is not immediately appointed by the agreement of the majority of Lenders, then the Agreement may be changed within the reasonable extent necessary in order to enable each Lender to exercise its rights individually by the written agreement of the majority of Lenders and the Agent (if the Agent has already resigned, it shall be the majority of Lenders). The party who changed the Agreement in accordance with the provisions of this Paragraph shall notify other parties to the Agreement of the details of the change in writing.
Article 25 (Transfer of position)
(1) The Borrower cannot transfer this entire Agreement or its rights and obligations under the Agreement unless all the Lenders and the Agent approve it in writing in advance.
(2) Prior to completion of the lending obligations, the Lender may transfer its position under the Agreement and all of the rights and obligations accompanying such position to a third party (partial transfer shall

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018 not be permitted) only if all other Lenders, the Borrower and the Agent agree in writing in advance (the Lender that performed the transfer under this Article shall be referred to as "transferor of position" and the person to whom the transfer was performed is refereed to as "transferee of position" in this Article). In this case, the transferor of position and the transferee of position shall send a notice of transfer of the entire Agreement to the Agent along with a copy of the written agreement from all other Lenders, the Borrower and the Agent. All other Lenders, the Borrower and the Agent shall not be able to refuse to give their approval without a reasonable cause, and the Agent shall issue a notice to all the Lenders of in accordance with the provisions of Article 28, Paragraph 5 if such a transfer has been performed.

①	The transferee of position is a qualified transferee.

②
No taxes collected at source shall be incurred by the transfer and there shall not be any increase in the interests payable by the Borrower to the transferee of position in accordance with the provisions of Article 14, Paragraph 5 (excluding where the Lender transfers its position under the Agreement to its overseas subsidiary or affiliated company due to abolishment of its lending business in Japan).

(4) All costs etc. arising from the transfer under the preceding Paragraph shall be borne by the transferor of position. In addition, the transferor of position shall pay the Agent 500,000 yen plus consumption tax and local consumption tax in consideration for the administrative process in connection with the transfer prior to the date of such transfer.
Article 26 (Transfer of loan credit etc.)
(1) The Lender shall be able to transfer all of the loan credit (partial transfer shall not be permitted) along with all the accompanying rights and obligations as well as the position under the Agreement after the completion of its lending obligations and all the requirements set out in the following Items are satisfied, except otherwise set out in the Agreement. The transferor and the transferee shall meet the requirements for perfection against a third party and the requirements for perfection against the debtor in respect to the transfer on the transfer date, and in this case, the transferor and the transferee shall immediately notify the Agent of the transfer in their joint names. The notification shall be made by sending the notice of transfer of credits etc. to the Agent. All other Lenders, the Borrower and the Agent shall provisionally approve the transfer at this time. In this case, the loan credits that were transferred all the rights and obligations and in applying each terms and conditions of the Agreement pertaining to the position under the Agreement, the transferee will be treated as the Lender.
① The transferee shall be bound by the loan credit that has been transferred to it and all of the rights and obligations pertaining to it and each of the terms and conditions pertaining to the position under the Agreement as well as the loan credit under the Agreement and all the rights and obligations pertaining to it.

②	The transferee is a qualified transferee.

②
No taxes collected at source shall be incurred by the transfer and there shall not be any increase in the interests payable by the Borrower to the transferee in accordance with the provisions of Article 14, Paragraph 5 (excluding where the Lender performs a transfer under the Agreement to its overseas subsidiary or affiliated company due to abolishment of its lending business in Japan).

(2) All costs etc. arising from the transfer under the preceding Paragraph shall be borne by the transferor. In addition, the transferor shall pay the Agent 500,000 yen plus consumption tax and local consumption tax in consideration for the administrative process in connection with the transfer prior to the date of such transfer.
Article 27 (Collection from third party etc.)
(1) The Borrower shall not consign the guarantee that treats the liabilities of the Borrower under the Agreement as the liabilities under guarantee to a third party unless the Agent and all the Lenders have agreed in writing in advance after entering into the Agreement (including mortgages but not including mortgages that are revolving guarantee and revolving mortgage) and the Borrower shall not delegate the liabilities or fulfillment thereof under the Agreement to a third party.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

(2) The Lenders shall be able to receive the repayment for the liabilities of the Borrower under the Agreement from a third party only when the criteria in all of the following Items have been met (however, in the case of repayment with monies received through exercise of the lien that has been set by the third party mortgagor or voluntary sale of assets which is subject to the lien set by the third party mortgagor or a payment in substitute using the assets which is subject to the lien set by the third party mortgagor, if it meets the criteria set out in Item 1 of this Paragraph). The Lender shall immediately notify the Agent of the applicable repayment in accordance with the provisions of this Paragraph when the repayment has been received from a third party. The Lender shall do in the joint names with the applicable third party and the Borrower shall do so on its own. The provisions in Article 14, Paragraph 2 shall not apply to the receipt of repayment under the provisions of this Paragraph, and the elimination of the Borrower's liabilities under the Agreement through receipt of the applicable repayment shall not be subject to arrangement between the Lender and the Agent set out in Article 20, Paragraph 1.
(1) If a third party is exercising the recourse that has been obtained as a result of the repayment and the credit that is obtained in subrogation to the Lender against the Borrower, the third party shall agree in writing that the recourse and the credit obtained in place of the Lender shall be treated the same as the credit pertaining to the applicable repayment, and that the third party shall be bound by the terms and conditions of the Agreement, and submit the document to the Agent for the Lenders and the Agent.

②	The third party is a qualified transferee, and it is not a subsidiary or affiliate company of the Borrower, and the Borrower is not a subsidiary or affiliate of the third party.

③	If the repayment is a repayment of liabilities pertaining to the loan credit, the full amount of the loan credit shall be repaid.

④
No taxes collected at source shall be incurred by the repayment and there shall not be any increase in the interests payable by the Borrower to the third party in accordance with the provisions of Article 14, Paragraph 5.

The third party exercises the recourse or obtains the loan credit in subrogation, obtaining of recourse and subrogation shall be deemed to be a transfer of loan credit in accordance with the provisions of the preceding Article, and the provisions of Paragraph 2 of the same Article shall be applicable mutasis mutandis.
Article 28 (General provisions)
(1) Confidentiality
The Borrower shall not object to disclosure of information in connection with each of the following Items.

①
If there has been a notification of non-performance of an individual loan under the provisions of Article 6, Paragraph 1, the situation set out in Items under Article 18, Paragraph 1 or Paragraph 2, or if a situation that constitutes such a situation has arisen through notification or passage of time or both, or if a collective decision by the majority of Lenders is required under the provisions of Article 23, the Agent and the Lenders will disclose to each other to a reasonable extent the information the Agent and the Lenders have obtained on the Borrower and dealings with the Borrower in connection with the Agreement or agreements other than the Agreement.

②
Disclosure of information pertaining to the Agreement to the transferee (including the transferee of position as provided for under Article 25) and those who are considering a transfer (including someone who is engaging in intermediary service pertaining to such a transfer) on condition that the Lender imposes the duty of confidentiality on the other party when transferring the position under the provisions of Article 25 or when transferring the loan credit etc. under the provisions of Article 26. The information pertaining to the Agreement refers to the information on creditworthiness of the Borrower that has been obtained in connection with the Agreement, details of the Agreement and the information related to it, and details of the loan credit etc. that are subject to transfer and information relating to them, and it does not include the information pertaining to the creditworthiness of the Borrower that has been obtained in connection with any agreement other than the Agreement.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

③
The Lender or the Agent to disclose the information pertaining to the Agreement to the extent reasonably required under the order, instruction or request etc. by the applicable law and regulations, administrative, jurisdictional or other related official agency, central bank or self-regulatory organizations in Japan and overseas, or specialists including attorneys, judicial scriveners, chartered accountants, auditing firms, tax accountants, rating agencies etc. who require disclosure of confidential information in the course of their work. In addition, the Lenders and the Agent may disclose the information pertaining to the Agreement to its own parent company, subsidiaries and affiliated companies to a required and appropriate extent for the purpose of internal control.

(2) Risk allocation, waivers, compensation and indemnification
(1) If the document supplied by the Borrower to the Agent or a Lender has become lost, destructed or damaged for an avoidable reason such as an incident or a disaster, the Borrower shall fulfill its liabilities under the Agreement based on the records such as the Agent's or Lenders' ledgers and tickets upon discussion with the Agent. The Borrower shall also promptly produce a replacement document if requested by the Agent or a Lender via the Agent, and shall provide it to the Agent or the applicable Lender via the Agent.

②
If the dealings that were performed after a careful examination by the Lender or the Agent of signature or the seal of the representative or the agent of the Borrower that was to be used in dealings under the Agreement and recognized to be genuine, and it turns out that the seal was forged, altered or stolen and it caused damages etc., the Borrower shall bear such damages etc.

③
The Borrower shall not make any claim against the Lender or the Agent if the Borrower suffers damage etc. due to the actions taken by the Lenders or the Agent (including the decision not to execute the individual loan, or issuing a notice to the Borrower in accordance with Article 18, Paragraph 2, and disclosure of information in accordance with Item 1 of the preceding Paragraph) due to the Borrower breaching the terms and conditions of the Agreement or any of the Items in Article 16 not being true (including the matters set out in Items (a) to (n) of Article 16, Paragraph 10 not being true or if the Borrower has breached the provisions of Item 5 or 6 of Article 17, Paragraph 3, referred to as "Borrower's Breach of Obligation etc." in this Item). Any damage etc. that has been incurred by the Lender or the Agent due to the Lender not providing indemnity under the provisions of Article 21, Paragraph 4 as a result of the Borrower's breach of obligation etc. shall be discussed by the Lender and the Borrower with sincerity and the responsible party shall foot such a damage.

(3) Severability of the Agreement
If part of the terms and conditions of the Agreement becomes invalid, illegal or unenforceable, validity, legality or enforceability of any other terms and conditions shall not be damaged or affected in any way.
(4) Relationship with banking transaction agreements
If there is a conflict with the provisions of the banking transaction agreement or other comprehensive agreement pertaining to financial transaction that have been separately provided by the Borrower to the Lender or entered into separately between the Borrower and the lender ("transaction agreement" in this Paragraph) and the terms and conditions of the Agreement, the provisions of the Agreement will be prioritized, and the provisions of the transaction agreement will apply where there are provisions in the transaction agreement that are not set out in the Agreement.

(5)	Notices

①
Notices under the Agreement shall make it clear that it is being made under the Agreement and all of them shall be in writing, and it shall be undertaken via one of the methods listed in (a) to (d) below to the contact details of the receiving party as listed in Table 1 annexed to the Agreement. Each party to the Agreement may change the contact details by notifying the Agent of the changes to the contact details.

(a) Issuance in person
(b) Registered post or by courier service
(c) Facsimile communication
(d) Interchange (only for communication between Lenders and the Agent)

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

②
The notice in the preceding Item shall be deemed to become valid upon receipt being confirmed on the facsimile machine of the sender in case of facsimile communication and upon actual receipt for other methods.

(6) Change in notified details

①
The Lenders and the Borrower shall promptly notify the Agent when a change has occurred in its trading name, name, representative, agent, signature, seal, address and any other details notified to the Agent.

②
If a notice issued under the Agreement is delayed or does not arrive because the party neglected to undertake the notification set out in the preceding Item, it shall be deemed to have arrived at the time it should normally have arrived.

(7) Payment of funds
Fees and commissions incurred in the payment made by one of the parties of the Agreement to another under the Agreement shall be borne by the payer.
(8) Calculation
In the absence of a clear provision for any calculation under the Agreement, it shall be calculated daily based on 365 days per year, not including the last day of the yearly period, the division is carried out last, and it shall be rounded down to the nearest yen.
(9) Preparation of notarized deed
The Borrower shall undertake the procedures necessary to prepare a notarized deed containing execution approval wording in relation to acknowledgement of liabilities for enforceability of the liabilities under the Agreement any time at the request of the Agent or the majority of Lenders. The costs incurred in preparing the notarized document shall be borne by the Borrower.
(10) Governing law and the agreed jurisdiction
The governing law for the Agreement shall be the laws of Japan, and Tokyo District Court shall be the non-exclusive, agreed court of jurisdiction for any dispute arising in connection with the Agreement.
(11) Language
The Agreement shall be prepared in Japanese and it shall be the original.
(12) Matters to be discussed
Any matter not set out in the Agreement or a doubt that has arisen between parties on the interpretation of the Agreement shall be discussed between the Borrower and the Lenders via the Agent to determine its handling.

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

In witness of the execution of the Agreement, one original copy of the Agreement has been produced for representative or the agent of the representative for the Borrower, Lenders and the Agent sign or place his/her name and seal and kept by the Agent. The Lenders and the Borrower shall receive a copy thereof from the Agent.

January 24, 2018

Revenue stamp
Borrower (Address, Name and Seal)

/s/ Authorized Signatory
༈Company chop of Neo Photonics Semiconductors GK)༉
(NeoPhotonics Semiconductors GK)

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Lender and Agent (Address, Name and Seal):

/s/ Authorized Signatory
(Chop of the Bank of Tokyo-Mitsubsihi UFJ, Ltd)
(The Bank of Tokyo-Mitsubishi UFJ, Ltd.)

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Lender (Address, Name and Seal):

/s/ Authorized Signatory
༈Chop of The Yamanashi Chuo Bank Ltd.༉༿
(The Yamanashi Chuo Bank, Ltd.)

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Annexed Table 1 (List of Parties)

List of Parties

1.　Borrower

Trading Name / Name	NeoPhotonics Semiconductors GK
Address	550-10 Higashi-Asakawa-machi, Hachioji-shi, Tokyo
Contact	9F Azuma-cho Center Building, 9-8 Azuma-cho, Hachioji-shi, Tokyo ( 192-0082) Accounting team Telephone Number: 042-662-6630 Fax Number: 042-649-2131

2.　Agent

Trading Name / Name	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Address	2-7-1 Marunouchi, Chiyoda-ku, Tokyo
Contact	JP Tower, 2-7-2 Marunouchi, Chiyoda-ku, Tokyo (100-0005) Telephone Number for Financial Solutions Department, Office of Administration: 03-6259-7689 Fax Number: 03-5252-5941

3.　Lender
(1)

Trading Name / Name	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Address	2-7-1 Marunouchi, Chiyoda-ku, Tokyo
Lending Office	Hachioji Branch
Contact	9-1 Asahi-cho, Hachioji-shi, Tokyo(192-0083) Hachioji Branch, Corporate Division No. 1Telephone Number: 042-642-3402 Fax Number: 042-631-0157
Individually loaned money	550 million yen

(2)

Trading Name / Name	The Yamanashi Chuo Bank, Ltd.
Address	20-8, Marunouchi 1-chome, Kofu, Yamanashi
Lending Office	Hachioji Branch
Contact	2-4-8 Sennin-cho, Hachioji-shi, Tokyo(193-0835) Hachioji BranchTelephone Number: 042-661-3221 Fax Number: 042-666-0173
Individually loaned money	300 million yen

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Annexed Table 2 (Repayment Schedule)

Repayment schedule

Principal repayment date	Principal repayment amount
April 30 2018	30,357,000 yen
July 31 2018	30,357,000 yen
October 31, 2018	30,357,000 yen
January 31 2019	30,357,000 yen
April 30, 2019	30,357,000 yen
July 31 2019	30,357,000 yen
October 31, 2019	30,357,000 yen
January 31 2020	30,357,000 yen
April 30, 2020	30,357,000 yen
July 31 2020	30,357,000 yen
October 31, 2020	30,357,000 yen
January 31 2021	30,357,000 yen
April 30, 2021	30,357,000 yen
July 31 2021	30,357,000 yen
October 31, 2021	30,357,000 yen
January 31 2022	30,357,000 yen
April 30, 2022	30,357,000 yen
July 31 2022	30,357,000 yen
October 31, 2022	30,357,000 yen
January 31 2023	30,357,000 yen
April 30, 2023	30,357,000 yen
July 30 2023	30,357,000 yen
October 31, 2023	30,357,000 yen
January 31 2024	30,357,000 yen
April 30, 2024	30,357,000 yen
July 30 2024	30,357,000 yen
October 31, 2024	30,357,000 yen
January 29 2025	30,361,000 yen

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Annex 1 (Confirmation)

Confirmation

Date

To the Lender
(The Lender in the Agreement shown below as of the time of submission of this document)

C/O: The Bank of Tokyo-Mitsubishi UFJ, Ltd.
To: Financial Solutions Department, Office of Administration

Seal
(Borrower)

NeoPhotonics Semiconductors GK
Term Loan for 850 million yen

It is hereby confirmed by the Borrower that all the required procedures under the laws and regulations and the Borrower's internal rules have been completed to enter the term loan agreement dated January 24, 2018 for NeoPhotonics Semiconductors GK (the "Borrower" hereafter) with the Bank of Tokyo-Mitsubishi UFJ, Ltd. acting as the Agent ("the Agreement" hereafter) and for the borrowing under the Agreement.

The terms used in this document has the same meaning as the terms defined in the Agreement unless otherwise defined in this document.

END

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Annex 2 (Receipt)

Receipt
Revenue
stamp
200 yen

　　Date

To the Lender
(Referring to the Lender shown in the table below. Same hereafter.)

C/O: The Bank of Tokyo-Mitsubishi UFJ, Ltd.
To: Financial Solutions Department, Office of Administration

Seal
(Borrower)

NeoPhotonics Semiconductors GK
Term Loan for 850 million yen / Receipt for the Loan

We borrowed the following from each Lender and we confirm we have received the loan today.

Details

Total amount            Yen

Lender	Loan amount
The Bank of Tokyo-Mitsubishi UFJ, Ltd. The Yamanashi Chuo Bank, Ltd.	550 million Yen 300 million Yen

END

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

Annex 3 (Conditions restricting provision of security etc. and compliance report pertaining to conditions for collection from a third party)

Conditions restricting provision of security etc. and compliance report pertaining to conditions for collection from a third party

　　Date

To the Lender
(The Lender in the Agreement shown below as of the time of submission of this document) Same hereafter.)

C/O: The Bank of Tokyo-Mitsubishi UFJ, Ltd.
To: Financial Solutions Department, Office of Administration

Seal
(Borrower)

NeoPhotonics Semiconductors GK
Term Loan for 850 million yen

In accordance with Article 17, Paragraph 1, Item 3 of the term loan agreement dated January 24, 2018 for NeoPhotonics Semiconductors GK (the "Borrower" hereafter) with the Bank of Tokyo-Mitsubishi UFJ, Ltd. acting as the Agent (the "Agent" hereafter) ("the Agreement" hereafter), we, the Borrower, reports to the Agent and the Lenders the compliance status of each matter set out in Article 17, Paragraph 2 and Article 27, Paragraph 1 from the [date of entering into the Agreement/commencement date of the accounting period covered as shown in 1. below (including the day itself) [for the first report only, select the date of entering into the Agreement] until the date of submission of this document (including the day itself) (the "applicable reporting period" hereafter) as follows. The terms used in this document has the same meaning as the terms defined in the Agreement unless otherwise defined in this document.

Details

1.	Accounting period reported The accounting period ending in [month] [year]

2.	The report pertaining to the terms and conditions limiting the provision of security etc. during the applicable reporting period as set out in Article 17, Paragraph 2

( ) A
The Borrower continues to legally hold and possess the assets acquired with the Loan, and has not changed the current status of the applicable assets and has not transferred it to anyone or provided them as securities and has not disposed of it via any other method, and it has not agreed with anyone to dispose of it (however, it excludes provision of the machinery as security to the Bank of Tokyo-Mitsubishi UFJ, Ltd. under the term loan agreement dated March 29, 2017, with an executable period).

( )B    The Borrower continues to legally hold and possess the assets acquired with the Loan, and has changed the current status of the applicable assets and has transferred it to someone or provided them as securities and has not disposed of it via any other method, and it has agreed with someone to dispose of them but it has obtained a prior written agreement from all the Lenders and the Agent. (However, it excludes provision of the machinery as security to the Bank of Tokyo-Mitsubishi UFJ, Ltd. under the term loan agreement dated March 29, 2017, with an executable period).

3.	The report pertaining to the terms and conditions on third party collection as set out in Article 27, Paragraph 1

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018

( ) The Borrower has not consigned the guarantee that treats the liabilities under the Agreement as the liabilities under guarantee to a third party (including mortgages but not including mortgages that are revolving guarantee and revolving mortgage) has not delegated the liabilities or fulfillment thereof under the Agreement of a third party.

( ) The Borrower has consigned the guarantee that treats the liabilities under the Agreement as the liabilities under guarantee to a third party (including mortgages but not including mortgages that are revolving guarantee and revolving mortgage) or has delegated the liabilities or fulfillment thereof under the Agreement of a third party, however, it has obtained a prior written approval from the Agent and all the Lenders.

END

Term Loan Agreement for NeoPhotonics Semiconductors GK dated January 24, 2018